UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 31, 2022, TESSCO Technologies Incorporated (the “Company”), entered into a letter agreement dated May 30, 2022 with Lakeview Investment Group & Trading Company, LLC (“Lakeview”), one of the Company’s largest stockholders, pursuant to which the Company agreed to increase the size of the Board of Directors of the Company by one, to appoint Matthew W. Brewer to fill the vacancy thereby created, to nominate Mr. Brewer for re-election to the Board at the 2022 annual meeting of shareholders of the Company, and to reimburse Lakeview for certain expenses, up to $75,000. Lakeview in turn agreed to withdraw its previous letter seeking to nominate individuals for election to the Board at the 2022 annual meeting of the Company, and to vote in favor of the Board’s nominees at the 2022 annual meeting, to include Mr. Brewer. The foregoing is a summary and is qualified in its entirety by the actual terms of the letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2022, the Board of Directors of the Company increased the size of the Board from six (6) to seven (7) directors, and appointed Matthew W. Brewer to serve on its Board to fill the vacancy thereby created.

Mr. Brewer serves as an Equity Partner of Bartlit Beck LLP, a nationally recognized law firm which he joined in 2008. He has also served on the Board of Commissioners of the Chicago Housing Authority since 2013 and on the Board of Governors of the Metropolitan Planning Council, a nonprofit organization dedicated to shaping a more sustainable and prosperous greater Chicago region, since 2014. Mr. Brewer also served on the Board of Directors of Ann & Robert H. Lurie Children's Hospital of Chicago, from 2015 to February 2020. He has served as the Founder, Executive Director and Chairman of the Board of Directors of Future Leaders of Chicago, a youth development organization, since 2015. Mr. Brewer received his B.A. in American Studies from Stanford University, his J.D. from Yale Law School and his M.B.A. from Harvard Business School.

The Board determined that Mr. Brewer is independent within the meaning of the Company’s director independence standards, which reflect both the Nasdaq and Securities and Exchange Commission director independence standards, as currently in effect. Mr. Brewer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Brewer was appointed to serve on the Board pursuant to a letter agreement dated May 30, 2022 by and between the Company and Lakeview. A discussion of that letter is included in Item 1.01 of this Current Report on Form 8-K and is incorporated into this Item 502 by reference.

In consideration for his services on the Board, Mr. Brewer will be paid compensation substantially similar to that paid to the other independent directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated May 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer, and Corporate Secretary

Dated: May 31, 2022